EXHIBIT 11

NEW ENGLAND BUSINESS SERVICE, INC.
STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
(IN THOUSANDS EXCEPT PER SHARE DATA)


                                                          THREE MONTHS ENDED
                                                          SEPTEMBER 27, 1997
                                                         __________________
                                                                     FULLY
                                                         PRIMARY    DILUTED
                                                         _______    _______
SHARES
Weighted Average Shares of Common Stock.................  13,646     13,646
Add:
  Common Stock Equivalents in the form of Stock
   Options..............................................     499        605
                                                         _______    _______
Weighted Average Common Stock and Common Stock
 Equivalents............................................  14,145     14,251
                                                         =======    =======
EARNINGS
Earnings per Consolidated Statement of Income........... $ 5,961    $ 5,961
                                                         =======    =======
Earnings per Share...................................... $   .42    $   .42
                                                         =======    =======